 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEF ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Nevada	7389	33-1221758
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6800 SW 40th Street #213

Miami, FL 33155

Phone:  305-487-3717

(Address, including zip code, and telephone number,

Including area code, of registrant’s principal executive offices)

Parsons/Burnett/Bjordahl/Hume, LLP

1850 Skyline Tower, 10900 NE 4th Street

Bellevue, WA 98004

Phone: (425) 451-8036 Fax: (425) 451-8568

 (Name, address, including zip code, and telephone number,

Including area code, of agent for service)

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:                           [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.                                 [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering.                      [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.                        [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [   ]                                                                                                       Accelerated filer [  ]

Non-accelerated filer   [   ] (Do not check if a smaller reporting company)                             Smaller Reporting Company [x]

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
		(2)	(3)	(1)
Common Stock $0.001 par value to be sold by selling shareholders	1,037,500	$0.02	$20,750	$2.83
Common Stock $0.001 par value to be sold by the Company	3,000,000	$0.02	$60,000	$8.18
TOTAL	4,037,500	$0.02	$80,750	$11.01

(1) Registration Fee has been paid via Fedwire.

(2) This is the initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common      stock was $0.005 per share for 2,600,000 shares to officers and directors and $0.02 for 1,037,500 shares to unaffiliated investors.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed.  We will not sell these securities until the registration statement filed with the SEC is effective.  This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PROSPECTUS

NEF ENTERPRISES, INC.

4,037,500 Shares of Common Stock

$0.02 per share

Date of Prospectus: Subject to Completion

Prior to this Offering, no public market has existed for the common stock of NEF Enterprises, Inc.  Upon completion of this Offering, we will attempt to have the shares quoted on the Over the Counter-Bulletin Board (“OTCBB”), operated by FINRA (Financial Industry Regulatory Authority).  There is no assurance that the Shares will ever be quoted on the Bulletin Board.  To be quoted on the Bulletin Board, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

This is our initial public offering.  We are registering a total of 4,037,500 shares of our common stock.  Of the shares being registered, 1,037,500 are being registered for sale by the selling shareholders, and 3,000,000 are being registered for sale by the Company.  The offering is being made on a self-underwritten, “best efforts” basis.  There is no minimum number of shares required to be purchased by each investor.  The shares will be sold on our behalf by our officers and directors, Christopher Ellerbeck and Roldis Estevez.  They will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a price per share of $0.02 for the duration of the Offering.  There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us.  There is no guarantee that this Offering will successfully raise enough funds to institute its business plan.  Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

The selling shareholders will sell their shares at a price per share of $0.02 for the duration of this Offering.  We will not receive any proceeds from the sale of the 1,037,500 shares sold by the selling shareholders.  This secondary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus.

The shares being offered by the Company will be offered for a period of two-hundred and seventy (270) days from the original effective date of this Prospectus, unless extended by our directors for an additional 90 days.

NEF Enterprises, Inc. is a development stage company and currently has limited business operations.  Any investment in the Shares offered herein involves a high degree of risk.  You should only purchase Shares if you can afford a complete loss of your investment.  Our independent auditors have issued an audit opinion for NEF Enterprises, Inc., which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.  BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 6.

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities division has approved or disapproved these securities, or determined if this Prospectus is current, complete, truthful or accurate.  Any representation to the contrary is a criminal offense.

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus.  In this Prospectus, unless the context otherwise denotes, references to "we," "us," "our", “NEF”, ‘NEF Enterprises” and “Company” are to NEF Enterprises, Inc.  References to “Pubco Reporting” and “Pubco Reporting Services” are to Pubco Reporting Services, Inc., our operating subsidiary.

A Cautionary Note on Forward-Looking Statements

This Prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

General Information about Our Company

NEF Enterprises, Inc. was incorporated in the State of Nevada on July 11, 2011 as New Era Filing Services Inc.  The Company changed its name to NEF Enterprises, Inc. on October 4, 2011.   NEF Enterprises, Inc., incorporated a wholly owed subsidiary in the State of Florida on September 28, 2011, called New Era Filing Services, Inc. which changed its name to PubCo Reporting Services, Inc. on November 26, 2012.

NEF Enterprises’ wholly owned subsidiary, PubCo Reporting Services, Inc. operates as an U.S. SEC (Securities and Exchange Commission) filing agent providing EDGAR (Electronic Data Gathering, Analysis, and Retrieval) and XBRL (eXtensible Business Reporting Language) filing services.  The Company’s website is currently www.newerafiling.com and its blog site is www.PubCoReporting.com but we are in the process of rebranding due to the name change.  We will be developing the www.PubcoReporting.com to replace the www.newerafiling.com and use www.newerafiling.com as our blog.  We will also further develop a corporate site using www.nefenterprises.com.

We are a development stage company and have commenced business operations and generated revenues, from inception to November 30, 2012, of $51,770.  We have been issued a "substantial doubt" going concern opinion from our auditors and the majority of our assets are our cash and cash equivalents and accounts receivable at November 30, 2012, consisting of approximately $12,405 and $11,106, respectively.

NEF Enterprises’ business and corporate address is 13809 SW 21st Terrace, Miami, FL 33175.  Our telephone number is 305-487-3717 and our registered agent for service of process is Corporate Direct, 2248 Meridian Boulevard Ste H, Minden, Nevada, 89423.  Our fiscal year end is May 31.

We received our initial funding of $13,000 through the sale of common stock to our officers and directors.  Christopher Ellerbeck purchased 200,000 shares of our common stock at $0.005 on July 14, 2011 for $1,000 and 1,400,000 shares of our common stock at $0.005 per share, on May 31, 2012 for $7,000.  Roldis Estevez purchased 1,000,000 shares of common stock at $0.005 on May 31, 2012 for $5,000.  Our financial statements from inception (July 11, 2011) through the period ended November 30, 2012, report revenues of $51,770 and a net income of $2,944.  Our independent auditors have issued an audit opinion for NEF Enterprises, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

This is our initial public offering.  We are registering a total of 4,037,500 shares of our common stock.   Of the shares being registered, 1,037,500 are being registered for sale by the selling shareholders, and 3,000,000 are being registered for sale by the Company.  All of the shares being registered for sale by the Company will be sold at a price per share of $0.02 for the duration of the Offering.   The selling shareholders will sell their shares at a price per share of $0.02 for the duration of this Offering.

We will not receive any proceeds from the sale of any of the 1,037,500 shares offered by the selling shareholders.  We will be selling the 3,000,000 shares of common stock we are offering as a self-underwritten offering.  There is no minimum amount we are required to raise in this Offering, and any funds received will be immediately available to us.  This Offering will terminate on the earlier of the sale of all of the shares offered or 270 days after the date of the Prospectus, unless extended an additional 90 days by our board of directors.

There is no current public market for our securities.  As our stock is not publicly traded, investors should be aware they probably will be unable to sell their shares and their investment in our securities is not liquid.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act.  As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

We are also considered a "smaller reporting company,"  If we are still considered a "smaller reporting company" at such time as we cease to be an "emerging growth company," we will be subject to increased disclosure requirements.  However, the disclosure requirements will still be less than they would be if we were not considered either an "emerging growth company" or a "smaller reporting company."

For more information, please see our Risk Factor entitled “As an “emerging growth company” under the jumpstart our business startups act (JOBS), we are permitted to rely on exemptions from certain disclosure requirements.”

The Offering

Following is a brief summary of this Offering.  Please see the Plan of Distribution and Terms of the Offering sections for a more detailed description of the terms of the Offering.

Offering

Securities being Offered             4,037,500 shares of common stock: 3,000,000 shares which we are offering, and 1,037,500 shares which are being offered by the selling shareholders.  The selling shareholders offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus.  This Offering will terminate on the earlier of the sale of all of the shares offered by the Company or 270 days after the date of the Prospectus, unless extended by our Board of Directors for an additional 90 days

Price per share                            The selling shareholders will sell their shares at a fixed price per share of $0.02 for the duration of this Offering.  All of the shares being registered for sale by the Company will be sold at a fixed price per share of $0.02 for the duration of the Offering.

Securities Issued and                  3,637,500 shares of common stock are issued and outstanding

Outstanding                                before the offering and 6,637,500 shares will be outstanding after the Offering, assuming all shares are sold.  However, if only 50% or 25% of the shares being offered are sold, there will be 5,137,500 or 4,387,500 shares outstanding, respectively.

Offering Proceeds                       $60,000 assuming 100% of the shares being sold. However, if only 50% or 25% of the shares being offered are sold, the proceeds will be $30,000 or $15,000, respectively.

Registration costs                        We estimate our total offering registration costs to be $13,000.  If we experience a shortage of funds prior to funding, our directors have verbally agreed to advance funds to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however, our directors have no formal commitment or legal obligation to advance or loan funds to the Company.

Our officers, directors, control persons and/or affiliates do not intend to purchase any Shares in this Offering.  If all the Shares in this Offering are sold, our two executive officers and directors will own 39.2% of our common stock.  However, if only 50% or 25% of the Shares in this Offering are sold, our executive officers and directors will own 50.6% or 59.3%, respectively.

RISK FACTORS

An investment in these securities involves a high degree of risk and is speculative in nature.  In addition to the other information regarding the Company contained in this Prospectus, you should consider many important factors in determining whether to purchase Shares.  Following are what we believe are material risks related to the Company and an investment in the Company.  The list of Risk Factors below does not portend to be all-inclusive.  There may be additional risks associated with our Company, our business, our industry, an investment in the Shares and/or other factors related to the Company and/or the Offering.  Investors are urged to perform their own due diligence, with the help of their investment, accounting, legal and/or other professionals and to make an independent decision regarding an investment in the Shares.

Risks Associated With NEF Enterprises, Inc.:

Our independent auditors have issued an audit opinion for NEF Enterprises which includes a statement describing our going concern status.  Our financial status creates a doubt whether we will continue as a going concern.

As described in Note 3 of our accompanying financial statements, our auditors have issued a going concern opinion regarding the Company.  This means there is substantial doubt we can continue as an ongoing business for the next twelve months.  The financial statements do not include any adjustments that might result from the uncertainty regarding our ability to continue in business.  As such, we may have to cease operations and investors could lose part or all of their investment in the Company.

We lack an operating history and have minimal profits which we expect to continue into the future.  There is no assurance our future operations will result in continued profitable revenues.  If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on July 11, 2011, and we have not fully developed our proposed business operations and only realized revenues of $51,770.  We have no operating history upon which an evaluation of our future success or failure can be made.  Our net income since inception to November 30, 2012, was $2,944 of which approximately $7,176 is for professional fees in connection with this Offering.  Our ability to maintain profitability and positive cash flow is dependent upon:

•         Completion of this Offering,

•         Our ability to attract new customers who will buy our services,

•         Our ability to generate sufficient revenue through the sale of our services.

Based upon current plans, we expect to incur minimal operating profits or losses in future periods because we will be incurring expenses that may exceed revenues.  We cannot guarantee that we will be successful in generating sufficient revenues in the future.  In the event the Company is unable to generate sufficient revenues, it may be required to seek additional funding.  Such funding may not be available, or may not be available on terms which are beneficial and/or acceptable to the Company.  In the event the Company cannot generate sufficient revenues and/or secure additional financing, the Company may be forced to cease operations and investors will likely lose some or all of their investment in the Company.

We have minimal clients or customers and even if we obtain more clients or customers, there is no assurance that we will make a profit.

We have minimal clients or customers.  If we are unable to attract enough customers/clients to purchase services (and any products we may develop or sell) it will have a negative effect on our ability to continue to generate sufficient revenue from which we can operate or expand our business.  The lack of sufficient revenues will have a negative effect on the ability of the Company to continue operations and it could force the Company to cease operations.

Some of our competitors have significantly greater financial and marketing resources than do we.

Some of our competitors have significantly greater financial and marketing resources than do we. There are no assurances that our efforts to compete in the marketplace will be successful.

Because Messrs. Christopher Ellerbeck and Roldis Estevez (our officers and directors) have other outside business activities and will have limited time to spend on our business, our operations may be sporadic, which may result in periodic interruptions or suspensions of operations.

Because our officers and directors have other outside business activities and will only be devoting between 20-50% of their time, or 8-20 hours per week each to our operations, our operations may be sporadic and occur at times which are convenient to Messrs. Ellerbeck and Estevez.  Mr. Ellerbeck will devote 50%, or up to 20 hours per week and Mr. Estevez will devote 20%, or up to 8 hours per week. In the event they are unable to fulfill any aspect of their duties to the Company, we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

Because our officers and directors have limited experience in EDGAR and XBRL reporting, we are dependant on consultants to provide our services to our customers, therefore; our business has a higher risk of failure.

Our officers and directors have limited business experience with EDGAR and XBRL reporting.  We rely on outside consultants to provide our services to our customers.  Consequently, management’s decisions and choices may not be well thought out, and we may be unable to contract adequately experienced personal to assist in product development, and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

We are dependent upon our current officers.

We currently are managed by two officers and we are entirely dependent upon them in order to conduct our operations.  If they should resign or die, there will be no one to run NEF Enterprises, Inc., and the company has no Key Man insurance.  If our current officers are no longer able to serve as such and we are unable to find other persons to replace them, it will have a negative effect on our ability to continue active business operations and could result in investors losing some or all of their investment in the Company.

Our business mode requires the use of outside personnel and licensing of 3rd party software, which may not be available when needed.

The Company seeks to grow its business in EDGAR and XBRL services, while maintaining a low cost of operations.  The Company will not retain any employees other than our officers, and instead contract a core group of independent contractors on an as needed basis and utilize 3rd party software.  If we are unable to maintain the required talent or if one of our software vendors should no longer offer its services or cease to exist, it may have a negative effect on our ability to grow our business plan.  In such an event, we may be required to change our business plan or curtail or delay implementation of some, or all, of our business plan.

Our controlling stockholders have significant influence over the Company.

As of January 15, 2013, Christopher Ellerbeck, the Company’s Chief Executive Officer and Roldis Estevez, the Company’s Secretary, combined owns 71.5% of the outstanding common stock, which becomes 39.2% if all of the shares offered are sold.  As a result, Messrs. Ellerbeck and Estevez possess significant influence over our affairs.  Their stock ownership and relationships with members of our board of directors, of which Messrs. Ellerbeck and Estevez are the only two, may have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could materially and adversely affect the market price of our common stock.

Two investors hold a controlling interest in our stock. As a result, the ability of minority shareholders to influence our affairs is extremely limited.

Two investors, our President and Secretary, own a controlling interest in our outstanding common stock on a primary basis.  As a result, they have the ability to control all matters submitted to the stockholders of NEF Enterprises for approval (including the election and removal of directors).  A significant change to the composition of our board could lead to a change in management and our business plan. Any such transition could lead to, among other things, a decline in service levels, disruption in our operations and departures of key personnel, which could in turn harm our business.

Moreover, this concentration of ownership may have the effect of delaying, deferring or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control, which in turn could materially and adversely affect the market price of the common stock.

Minority shareholders of NEF Enterprises will be unable to affect the outcome of stockholder voting as long as Messrs. Ellerbeck and Estevez retains a controlling interest.

Having only two directors limits our ability to establish effective independent corporate governance procedures and increases the control of our president over operations and business decisions.

We have only two directors, who are our principal executive officer and secretary. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, a tie vote of board members is decided in favor of the chairman, which gives him significant control over all corporate issues, including all major decisions on operations and corporate matters such as approving business combinations.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

International Financial Reporting Standards (IFRS) may be adopted more quickly than we had expected which could increase our costs or devalue our filings solution.

The current governing accounting standard in the U.S. is U.S. Generally Accepted Accounting Principles (“U.S. GAAP”).  Many other countries have adopted International Financial Reporting Standards (“IFRS”) as their accounting standard. The SEC is currently considering a timeline for the implementation of IFRS. A rapid adoption of IFRS for filings at the SEC for both U.S. and ADR filing companies has the potential to add costs to our business as we would have to manage multiple data sets. In addition, such an adoption could devalue our filings solution which is currently based on U.S. GAAP XBRL taxonomies. As a result, our business and prospects could be materially affected by the adoption of IFRS.

In connection with the XBRL and EDGAR conversion services that we offer, we are made aware of information regarding our clients prior to it becoming public. If we fail to keep this information confidential, our business and reputation could be significantly and adversely affected.

Part of our business involves the conversion of materials to XBRL and EDGAR format for filing with the SEC before the information contained in the materials is made public. As such, we are frequently in possession of confidential information and documentation regarding our clients before it is made public. Securities laws and regulations in the US and elsewhere contain penalties for the misuse of material nonpublic information of the type we often possess, and violation of these laws and regulations could result in civil and criminal penalties. If we do not keep this information confidential, or misuse it in violation of the aforementioned laws and regulations, we could be subject to civil claims by our clients or other third parties or criminal investigations by appropriate authorities. We could also damage our relationships with existing clients or harm our ability to attract new clients.

Future delays or changes to the SEC mandate may impact the growth of our XBRL filings business.

Revenues generated from our XBRL filings business are based on a number of factors, including the SEC mandate requiring public reporting companies to tag their financial statements in XBRL. If the SEC changes the mandate as it now stands, our revenue opportunity could be significantly restricted. Such a restriction would have a materially negative impact on our revenues and financial results.

We could face liability and other costs relating to our storage and use of personal information about our users.

Users provide us with personal information, including credit card information, which we do not share without the user’s consent. Despite this policy of obtaining consent, however, if third persons were able to penetrate our network security or otherwise misappropriate our users’ personal or credit card information, we could be subject to liability, including claims for unauthorized purchases with credit card information, impersonation or other similar fraud claims, and misuses of personal information, such as for unauthorized marketing purposes. Privacy legislation adopted in several states may further increase this type of liability. Furthermore, we could incur additional expenses if additional regulations regarding the use of personal information were introduced or if federal or state agencies were to investigate our privacy practices.

Risks Associated With This Offering

If we do not file a Registration Statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934, we will continue as a reporting company and will not be subject to the proxy statement requirements, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through May 31, 2013, including a Form 10-K for the year ended May 31, 2013, assuming this registration statement is declared effective before that date. At or prior to May 31, 2013, we intend to voluntarily file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 2,000 shareholders (of which 500 may be unaccredited) and total assets of more than $10 million on May 31, 2013. If we do not file a registration statement on Form 8-A at or prior to May 31, 2013, we will continue as a reporting company and will not be subject to the proxy statement requirements of the 1934 Act, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

The shares being offered are defined as "penny stock", the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

The shares being offered are defined as a “penny stock” under the Securities and Exchange Act of 1934, and rules of the Commission.  The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer.  For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale.  In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission.  Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets.

Market for penny stock has suffered in recent years from patterns of fraud and abuse

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•         Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•         Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•         Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

•         Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,

•         The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

The shares offered by the Company through this offering will be sold without an underwriter, and we may be unable to sell any shares.

This Offering is being conducted on a “best-efforts” basis, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and directors, who will receive no commissions.  They will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that they will be able to sell any of the shares.  Unless they are successful in selling all of the shares and receiving all of the proceeds from this Offering, we may have to seek alternative financing to implement our business plans.

Since there is no minimum for our offering, if only a few persons purchase shares they will lose their money immediately without us being even able to develop a market for our shares.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in its offering, if only a few shares are sold, we will be unable to even attempt to create a public market of any kind for our shares. In such an event, it is highly likely that the entire investment of the early and only share purchasers would be lost immediately.

You may not revoke your subscription agreement once it is accepted by the Company or receive a refund of any funds advanced in connection with your accepted subscription agreement and as a result, you may lose all or part of your investment in our common stock.

Once your subscription agreement is accepted by the Company, you may not revoke the agreement or request a refund of any monies paid in connection with the subscription agreement, even if you subsequently learn information about the Company that you consider to be materially unfavorable. The Company reserves the right to begin using the proceeds from this offering as soon as the funds have been received and will retain broad discretion in the allocation of the net proceeds of this offering. The precise amounts and timing of the Company’s use of the net proceeds will depend upon market conditions and the availability of other funds, among other factors. There can be no assurance that the Company will receive sufficient funds to execute the Company’s business strategy and accomplish the Company’s objectives. Accordingly, the Company’s business may fail and we will have to cease our operations. Additionally, you may be unable to sell your shares of our common stock at a price equal to or greater than the subscription price you paid for such shares, and you may lose all or part of your investment in our common stock.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this Offering.

There currently is no public trading market for our common stock.  Therefore there is no central place, such as a stock exchange or electronic trading system, to resell your shares.  If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.  We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement.  The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities.  The OTCBB is not an issuer listing service, market or exchange.  Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority.  Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement.  Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between NEF Enterprises or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

The lack of a public trading market for our shares may have a negative effect on your ability to sell your shares in the future and it also may have a negative effect on the price, if any, for which you may be able to sell your shares.  As a result an investment in the Shares may be illiquid in nature and investors could lose some or all of their investment in the Company.

Our financial statements may not be comparable to those of companies that comply with new or revised accounting standards.

We have elected to take advantage of the benefits of the extended transition period that Section 107 of the JOBS Act provides an emerging growth company, as provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Our status as an “emerging growth company” under the JOBS Act OF 2012 may make it more difficult to raise capital when we need to do it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We will not be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an “emerging growth company.”

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company” as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

Reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

As an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

As an “emerging growth company” under the jumpstart our business startups act (JOBS), we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

     *    have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

     *    comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

     *    submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and

     *    disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will remain an emerging growth company for up to five full fiscal years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any January 31 before that time, we would cease to be an emerging growth company as of the following July 31, or if our annual revenues exceed $1 billion, we would cease to be an emerging growth  company the following fiscal year, or if we issue more than $1 billion in  non-convertible debt in a three-year period, we would cease to be an emerging growth company immediately.

Notwithstanding the above, we are also currently a "smaller reporting company," meaning that we are not an investment company, an asset-backed issuer, nor a majority-owned subsidiary of a parent company that is not a smaller reporting company, and has a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year.  If we are still considered a "smaller reporting company" at such time as we cease to be an "emerging growth company," we will be subject to increased disclosure requirements.  However, the disclosure requirements will still be less than they would be if we were not considered either an "emerging growth company" or a "smaller reporting company."  Specifically, similar to "emerging growth companies", "smaller reporting companies" are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in its SEC filings due to its status as an "emerging growth company" or "smaller reporting company" may make it harder for investors to analyze the Company's results of operations and financial prospects.

We will incur ongoing costs and expenses for SEC reporting and compliance, without increased revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Our business plan allows for the estimated $13,000 cost of this Registration Statement to be paid from our cash on hand.  Going forward, the Company will have ongoing SEC compliance and reporting obligations, estimated as approximately $12,000 annually.  Such ongoing obligations will require the Company to expend additional amounts on compliance, legal and auditing costs.  In order for us to remain in compliance, we will require increased revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources.  If we are unable to generate sufficient revenues to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all.

Our officers and directors own 71.5% of the outstanding shares of our common stock.  After the completion of this Offering, they will beneficially own 39.2% of the outstanding shares if all the shares being offered are sold.  If they choose to sell their shares in the future, it might have an adverse effect on the price of our stock.

Due to the controlling amount of their share ownership in our Company, if our officers and directors decide to sell their shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution to the value of their stock.  Unless registered in the future, if our officers and directors decide to sell any of their common stock, they will be subject to Rule 144 under the 1933 Securities Act.  Rule 144 restricts the ability of a directors or officer (affiliate) to sell shares by limiting the sales of securities made under Rule 144 during any three-month period to the greater of: (1) 1% of the outstanding common stock of the issuer; or (2) the average weekly reported trading volume in the outstanding common stock reported on all securities exchanges during the four calendar weeks preceding the filing of the required notice of the sale under Rule 144 with the SEC.

Our Officers And Directors Currently Own 71.5% Of The Issued And Outstanding Stock And Will Continue to Control at least 39.2% Of The Company`s Issued And Outstanding Common Stock After This Offering if all the shares being offered are sold.

Presently, the Company’s Officers and Directors beneficially own 2,600,000 (71.5%) shares of the outstanding common stock of the Company.  Because of such ownership, investors in this Offering will have limited control over matters requiring approval by NEF Enterprises shareholders, including the election of directors.  Because there is no minimum amount required to be raised under this Offering, there is no guarantee that our current Shareholders, Officers and Directors will own less than a majority of the issued and outstanding shares after the completion or termination of this Offering.  Even if our current Officers and Directors do own less than a majority of our issued and outstanding shares of common stock following this Offering, they may still remain the single largest beneficial owner of our issued and outstanding shares of common stock.  In addition, certain provisions of Nevada State law could have the effect of making it more difficult or more expensive for a third party to acquire, or from discouraging a third party from attempting to acquire, control of the Company.  For example, Nevada law provides that approval of a majority of the stockholders is required to remove a director, which may make it more difficult for a third party to gain control of the Company.  This concentration of ownership limits the power to exercise control by the minority shareholders.

Our directors and officers will control and make corporate decisions that may differ from those that might be made by the other shareholders.

Due to the controlling amount of their share ownership in our Company, our directors will have a significant influence in determining the outcome of all corporate transactions, including the power to prevent or cause a change in control.  Their interests may differ from the interests of other stockholders, and thus result in corporate decisions that are disadvantageous to other shareholders.

We Are Unlikely To Pay Dividends

To date, we have not paid dividends on our common stock, nor do we intend to pay dividends in the foreseeable future, even if we become profitable.  Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to stockholders.  Prospective investors will likely need to rely on an increase in the price of Company stock to profit from his or her investment.  There are no guarantees that any market for our common stock will ever develop or that the price of our stock will ever increase.  If prospective investors purchase Shares pursuant to this Offering, they must be prepared to be unable to liquidate their investment and/or lose their entire investment.

Since we are not in a financial position to pay dividends on our common stock, and future dividends are not presently being contemplated, investors are advised that return on investment in our common stock is restricted to an appreciation in the share price.  The potential or likelihood of an increase in share price is questionable at best.

Our shares may not become eligible to be traded electronically which would result in brokerage firms being unwilling to trade them.

If we become able to have our shares of common stock quoted on the OTCBB, we will then try, through a broker-dealer and its clearing firm, to become eligible with the Depository Trust Company ("DTC") to permit our shares to trade electronically. If an issuer is not “DTC-eligible,” then its shares cannot be electronically transferred between brokerage accounts, which, based on the realities of the marketplace as it exists today (especially the OTCBB), means that shares of a company will not be traded (technically the shares can be traded manually between accounts, but this takes days and is not a realistic option for companies relying on broker dealers for stock transactions - like all companies on the OTCBB. What this boils down to is that while DTC-eligibility is not a requirement to trade on the OTCBB, it is a necessity to process trades on the OTCBB if a company’s stock is going to trade with any volume. There are no assurances that our shares will ever become DTC-eligible or, if they do, how long it will take.

United States state securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

There is no public market for our securities, and there can be no assurance that any public market will develop in the foreseeable future. Secondary trading in securities sold in this offering will not be possible in any state in the U.S. unless and until the common shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our securities for secondary trading, or identifying an available exemption for secondary trading in our securities in every state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the securities in any particular state, the securities could not be offered or sold to, or purchased by, a resident of that state.  In the event that a significant number of states refuse to permit secondary trading in our securities, the market for our securities could be adversely affected.

If we have less than 300 record shareholders at the beginning of any fiscal year, other than the fiscal year within which this registration statement becomes effective, our reporting obligations under section 15(d) of the Exchange Act will be suspended.

There is a significant risk that we will have less than 300 record shareholders at our next fiscal year end and at the conclusion of this offering. If we have less than 300 record shareholders, our reporting obligations under Section 15(d) of the Exchange Act will be suspended, and we would no longer be obligated to provide periodic reports following the Form 10-K for the fiscal year end immediately following this offering. Furthermore, if, at the beginning of any fiscal year, we have fewer than 300 record shareholders for the class of securities being registered under this registration statement, our reporting obligations under Section 15(d) of the Exchange Act will be automatically suspended for that fiscal year. If we were to cease reporting, you will not have access to updated information regarding the Company’s business, financial condition and results of operation.

The market price of our shares would decline if the selling stockholders sell a large number of shares all at once or in blocks.

The selling stockholders are offering 1,037,500 shares of common stock through this prospectus.  They must sell these shares at a fixed price of $.02 until such time as they are quoted on the OTC Bulletin Board or other quotation system or stock exchange.  Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline.  Moreover, the offer or sale of large numbers of shares at any price may have a depressive effect on the price of our common stock in any market that may develop.

USE OF PROCEEDS

The following table details the Company’s intended use of proceeds from this Offering, for the first twelve (12) months after successful completion of the Offering.  None of the expenditures itemized are listed in any particular order of priority or importance.  Since the Company does not intend to pay any Offering expenses from the proceeds from this Offering, and assuming that $60,000 (100%), $30,000 (50%), or $15,000 (25%) of the Offering is sold, the gross aggregate proceeds will be allocated as follows:

Expenditure Item**	100%	50%	25%
Professional Fees	$ 12,000	$ 12,000	$ 12,000
Website	5,000	5,000	3,000
Advertising & Marketing	13,500	8,000	-
Training	5,000	5,000	-
Working Capital	24,500	-	-
Total	$ 60,000	$ 30,000	$ 15,000

There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

**The above expenditures are defined as follows:

Professional Fees: Pertains to legal services and accounting fees that will be incurred by the company.

Website: Pertains to the payments that will be made to the development and rebranding of our new corporate website www.nefenterprises.com and our subsidiary website www.PubCoReporting.com.

Advertising & Marketing: Pertains to the cost of advertising and marketing our EDAGR and XBRL services and rebranding of our Company name from New Era Filing Services, Inc. to PubCo Reporting Services, Inc.

Training: Pertains to the continued training of the software for EDGAR and XBRL and further training in regard to XBRL taxonomies.

Working Capital: Pertains to the funds allocated to general working capital.

There is no assurance that we will be able to raise the entire $60,000 with this Offering.  Therefore, the following details how we will use the proceeds if we raise only 50% or 25% of this Offering:

If only 50% of this Offering is sold, NEF Enterprises estimates that this would provide sufficient capital to commence and finish development of our new websites, but we would only be able to spend $5,000 on advertising and marketing our new brand.  Under this scenario, we estimate that we would be able to continue to generate enough revenues to sustain our business.  Should we be unable to generate sufficient revenues to sustain our business, we will have to find other sources of financing.

If only 25% of the offering is sold, we would still incur expected professional (legal and accounting) fees of $12,000, which will have to be paid to maintain reporting status during the next 12 months.  We will also allocate $3,000 to development of our new website www.PubCoReporting.com.  Based on raising only 25% or $15,000, we will not be able to allocate any funds to advertising and marketing.  This would seriously hinder the development of our business and our ability to grow our revenues.

If we do not raise or generate through revenues sufficient funds to cover professional fees, estimated to be $12,000 for the next 12 months, we would not be able to remain reporting with the SEC, and therefore we would not be able to obtain an OTCBB quotation.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $60,000 in this Offering.  The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value.  Among the factors considered were:

*	our lack of operating history
*	the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and
*	our relative cash requirements.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of shares of our common stock held by our existing stockholders.

As of November 30, 2012, the net tangible book value of our shares of common stock was approximately $20,944 or approximately $0.007 per share based upon 2,850,000 shares outstanding.

	100% (3,000,000 Shares)	50% (1,500,000 Shares)	25% (750,000 Shares)
Net Tangible Book Value Per Share Prior to Stock Sale	0.007	0.007	0.007
Net Tangible Book Value Per Share After Stock Sale	0.012	0.010	0.008
Increase in net book value per share due to stock sale	0.005	0.003	0.001
Dilution (subscription price of $0.02 less NBV per share) to purchasing shareholders	(0.008)	(0.010)	(0.012)

SELLING SECURITY HOLDERS

The selling shareholders named in this Prospectus are offering 1,037,500 shares of the common stock offered through this Prospectus.  The shares were sold between November 2012 and January 2013, under an offering exempt from registration under the Securities Act of 1933 as provided in Rule 506 under Regulation D as promulgated by the SEC.  This offering met the requirements of Rule 506 in that (a) the Shares were sold to accredited investors or not more than 35 unaccredited investors; (b) the disclosure requirements of Rule 502(b) were met; and (c) the offer and sale of the Shares was not accomplished by means of any general advertising or general solicitation.

The following table provides as of January 15, 2013, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.         The number of shares owned by each prior to this Offering;

2.         The total number of shares that are to be offered for each;

3.         The total number of shares that will be owned by each upon completion of the Offering;

4.         The percentage owned by each; and

5.         The identity of the beneficial holder of any entity that owns the shares.

To the best of our knowledge, the named parties in the table that follows are the beneficial owners and have the sole voting and investment power over all shares or rights to the shares reported.  In addition, the table assumes that the selling shareholders do not sell shares of common stock not being offered through this Prospectus and do not purchase additional shares of common stock.  The column reporting the percentage owned upon completion assumes that all shares offered are sold, and is calculated based on 1,037,500 shares outstanding as of the date of this prospectus.

	Shares	Total of	Total	Percent
Name of	Owned Prior	Shares	Shares	Owned
Selling	To This	Offered	After	After
Shareholder	Offering	For Sale	Offering	Offering

Abat, Relynda	25,000	25,000	0	0
Bear Robe, Amber	50,000	50,000	0	0
Fundora, Dayra	50,000	50,000	0	0
Gasser, Walter	37,500	37,500	0	0
Gray, Dennis	25,000	25,000	0	0
Legra, Yanes	100,000	100,000	0	0
Martin, Rene	100,000	100,000	0	0
Mendez, Darilis	25,000	25,000	0	0
Mendez, Francisco	25,000	25,000	0	0
Murphy, Ronald Revell	125,000	125,000	0	0
Powell, Morgan	50,000	50,000	0	0
Redfern, Blaine	50,000	50,000	0	0
Schneider, Aaron	50,000	50,000	0	0
Tate, Henri	125,000	125,000	0	0
Valiente, Lissette	200,000	200,000	0	0

To our knowledge, none of the selling shareholders:

1.         Has had a material relationship with NEF Enterprises, Inc. or any of its predecessors or affiliates, other than as a shareholder as noted above, at any time within the past three years; or

2.         Are broker-dealers or affiliates of broker dealers; or

3.         Has ever been an officer or director of NEF Enterprises, Inc.

PLAN OF DISTRIBUTION

Shares Offered by the Company will be Sold by Our Officers and Directors

This is a self-underwritten (“best-efforts”) Offering.  This Prospectus is part of a prospectus that permits our officers and directors to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Christopher Ellerbeck and Roldis Estevez, our officers and directors, will sell the shares and intend to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The officers and directors will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

a.       Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

b.      Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.       Our officers and directors are not, nor will be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.      Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

Shares Offered by the Selling Shareholders

The selling shareholders have not informed us of how they plan to sell their shares.  However, they may sell some or all of their common stock in one or more transactions:

1.                  on such public markets or exchanges as the common stock may from time to time be trading;

2.                  in privately negotiated transactions; or

3.                  in any combination of these methods of distribution.

The sales price to the public has been determined by the shareholders to be $0.02.  The price of $0.02 per share is a fixed price until the securities are quoted for trading on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The selling shareholders offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus.

The selling shareholders may also sell their shares directly through market makers acting in their capacity as broker-dealers.  NEF Enterprises will apply to have its shares of common stock quoted on the OTC Bulletin Board immediately after the date of this Prospectus.  We anticipate once the shares are quoted on the OTC Bulletin Board, the selling shareholders will sell their shares directly into any market created.  Selling shareholders will offer their shares at a fixed price of $0.02 per share for the duration of this Offering.  Selling shareholders may also sell in private transactions.  We cannot predict the price at which shares may be sold or whether the common stock will ever trade on any market.  The shares may be sold by the selling shareholders, as the case may be, from time to time, in one or more transactions.

Commissions and discounts paid in connection with the sale of the shares by the selling shareholders will be determined through negotiations between the shareholders and the broker-dealers through or to which the securities are to be sold, and may vary, depending on the broker-dealer’s fee schedule, the size of the transaction and other factors.  The separate costs of the selling shareholders will be borne by the shareholder.  The selling shareholders, and any broker-broker dealer or agent that participates with the selling shareholders in the sale of the shares by them will be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them will be deemed to be underwriting commissions under the Securities Act.  In the event any selling shareholder engages a broker-dealer to distribute their shares, and the broker-dealer is acting as underwriter, we will be required to file a post-effective amendment containing the name of the underwriter.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock.  In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law.

Regulation M prohibits certain market activities by persons selling securities in a distribution.  To demonstrate their understanding of those restrictions and others, selling shareholders will be required, prior to the release of unrestricted shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this Prospectus, and if they are effecting sales on the Electronic Bulletin Board or inter-dealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of our common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase our common stock.

If the Company’s common shares are quoted for trading on the OTC Electronic Bulletin Board the trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a “penny stock”.  For the purposes relevant to NEF Enterprises, it is defined as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person’s account for transactions in penny stocks, the broker or dealer must (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.  The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the broker/dealer relating to the penny stock market, which, in highlight form, (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.  Before you trade a penny stock your broker is required to tell you the offer and the bid on the stock, and the compensation the salesperson and the firm receive for the trade.  The firm must also mail a monthly statement showing the market value of each penny stock held in your account.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares will be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  The selling shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

Because the selling shareholders will be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.  Federal securities laws, including Regulation M, may restrict the timing of purchases and sales of our common stock by the selling shareholders and any other persons who are involved in the distribution of the shares of common stock pursuant to this Prospectus.

We are bearing all costs relating to the registration of the common stock.  While we have no formal agreement to provide funding with our directors, they have verbally agreed to advance additional funds in order to complete the registration statement process.  Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders or other party selling the common stock.

Terms of the Offering

The Shares offered by the Company will be sold at the fixed price of $0.02 per share until the completion of this Offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This Offering commenced on the date the registration statement was declared effective (which also serves as the date of this prospectus) and continues for a period of 270 days, unless we extend the Offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us (the "Expiration Date").

This Offering has no minimum and, as such, we will be able to spend any of the proceeds received by us.

Offering Proceeds

We will not receive any proceeds from the sale of any of the 1,037,500 shares by the selling shareholders.  We will be selling all of the 3,000,000 shares of common stock we are offering as a self-underwritten Offering.  There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

Procedures and Requirements for Subscription

If you decide to subscribe for any Shares in this Offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us.  Subscriptions, once received by the Company, are irrevocable.  All checks for subscriptions should be made payable to “NEF Enterprises, Inc.”

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001.

Common Stock

The holders of our common stock (i) have equal ratable rights to dividends from funds legally available, therefore, when, as and if declared by our Board; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.  All shares of Common Stock now outstanding are fully paid for and non‑assessable and all shares of Common Stock which are the subject of this Offering, when issued, will be fully paid for and non‑assessable.  Reference is made to the Company’s Articles of Incorporation, By-laws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.  After this Offering is completed (assuming the entire 3,000,000 shares are sold), the present stockholders will own 54.8% of our outstanding shares and the purchasers in this Offering will own 45.2%.  If 50% or 25% (1,500,000 or 750,000) shares are sold, the present stockholders will own 70.8% or 82.9% of our outstanding shares, respectively and the purchasers in this Offering will own 29.2% or 17.1%, respectively.

Cash Dividends

As of the date of this Prospectus, we have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our Board and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited statements for the period from inception (July 11, 2011) through May 31, 2012 and our unaudited statements for the period from inception (July 11, 2011) through November 30, 2012, are included in this prospectus.  Sadler, Gibb, & Associates, 170 South Main, Suite 1120, Salt Lake City, Utah 84101, has audited our May 31, 2012, statements.  We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

Parsons/Burnett/Bjordhal/Hume, LLP, 1850 Skyline Tower, 10900 NE 4th Street, Bellevue, WA 98004 has passed upon the validity of the Shares being offered and certain other legal matters and is representing us in connection with this Offering.

INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Business Development

NEF Enterprises, Inc. was incorporated in the State of Nevada on July 11, 2011, as New Era Filing Services Inc.  The Company changed its name to NEF Enterprises, Inc. on October 4, 2011.  NEF Enterprises incorporated a wholly owned subsidiary in the State of Florida on September 28, 2011, called New Era Filing Services, Inc. which changed its name to PubCo Reporting Services, Inc. on November 26, 2012.  Our fiscal year end is May 31.  The company's administrative address is, 13809 SW 21st Terrace, Miami, FL 33175. The telephone number is 305-487-3717.

NEF Enterprises, Inc. has revenues of $51,770 and earned net income of $2,944 for the period since inception (July 11, 2011) to November 30, 2102, and had $12,405 of cash on hand at November 30, 2012.  In addition to nominal revenues, we have relied upon the sale of our securities and loans from our corporate officers and directors for funding.

NEF Enterprises has never declared bankruptcy, been in receivership, or involved in any kind of legal proceeding.  NEF Enterprises, its directors, officers, affiliates and promoters, have not and do not intend to enter into negotiations or discussions with representatives or owners of any other businesses or companies regarding the possibility of an acquisition or merger.

Principal Products, Services and Their Markets

NEF Enterprises, Inc.’s subsidiary, PubCo Reporting Services, Inc. operates as a filing agent offering both EDGAR and XBRL services for filing and uploading on the U.S. SEC (Securities and Exchange Commission).  The Company also provides accounting and reporting services.

EDGAR is the Electronic Data Gathering, Analysis, and Retrieval system of the U.S. Securities and Exchange Commission (SEC).  The system is used by public companies to transmit required filings, such as quarterly reports, annual reports, and ongoing disclosure obligations.   XBRL (eXtensible Business Reporting Language) is an XML based standard for tagging and organizing business data. It allows what was once “a mountain of paperwork” to become an organized searchable database that can be used for information modeling and business reporting.

The scope of work Pubco Reporting provides as a full-service filing agent includes:

•         Filing for EDGAR access codes.

•         Section 16 ownership reports.

•         Form D filings.

•         Conversion of documents to EDGAR acceptable format.

•         EDGAR profile updates.

•         Live EDGAR filing transmission.

•         XBRL financial statement and detailed footnotes mapping.

PubCo Reporting Services utilizes 3rd party software to deliver its EDGAR and XBRL services to its clients.

The Company’s target demographic is smaller reporting companies.   We will continue to reach our target market through our rebranding efforts from New Era Filing Services, Inc. to PubCo Reporting Services, Inc., and through the utilization of social media sites such as Facebook, Twitter, and LinkedIn.  We will also change our current wordpress blog from www.PubcoReporing.com to www.newerafiling.com.  We will also subscribe and become members of industry related organizations and continue to network with auditors and law firms that may have clients requiring our services.

Status of Publicly Announced New Products or Services

NEF Enterprises currently has no new publicly announced products or services.

Competitive Business Conditions and Strategy; NEF Enterprises’ Position in the Industry

NEF Enterprises intends to establish itself as a competitive company in the already existing realm of SEC EDGAR and XBRL filing agents.  NEF Enterprises’ main competitors are firms offering similar services. There are a number of companies and individuals that offer EDGAR and XBRL services.  Companies providing similar services include but are not limited to: Newsfile Corp., PublicEase, SEC Compliance, Inc. and law firms offering SEC EDGAR filing services.

We are a small boutique firm and better able to offer our clients personalized services in a timely manner and at an affordable price.

Talent Sources and Names of Principal Suppliers

NEF Enterprises uses 3rd party software to deliver its services.  As we continue to grow we will seek the services of new qualified staff members or outside contractors.

Dependence on one or a few major customers

NEF Enterprises targets smaller reporting public companies required to file with the SEC.  Currently we have only a limited number of customers.  We are dependent on maintaining and finding enough clients that fit this profile in order to remain profitable and to succeed.

Patents, Trademarks, Licenses, Agreements or Contracts

There are no aspects of our business plan which require a patent or trademark.  We have entered into an agreement with a software vendor for EDGAR conversion software whereby we pay an annual service and maintenance agreement.   We have also entered into a license agreement with a separate software vendor for XBRL software whereby we pay an annual user fee plus a fee per XBRL filing.

Governmental Controls, Approval and Licensing Requirements

We are not currently subject to direct federal, state or local regulation other than the requirement to have a business license for the areas in which we conduct business.  However, the Company may be subject to certain regulations in the future, as indicated herein and in the Risk Factors section, above.

Research and Development Activities and Costs

We have spent no time on specialized research and development activities, and have no plans to undertake any research or development in the future.

Number of Employees

NEF Enterprises has no employees.  The officers and directors are currently donating their time to the development of the company, and intend to do whatever work is necessary in order to bring us to the point of earning revenues.  We have no other employees, and do not foresee hiring any additional employees in the near future.  We have engaged independent contractors to prepare our XBRL and EDGAR conversion services.

Reports to Security Holders

Once this Offering is declared effective, NEF Enterprises will voluntarily make available an annual report including audited financials on Form 10-K to security holders.  We will file the necessary reports with the SEC pursuant to the Exchange Act, including but not limited to, the report on Form 8-K, annual reports on Form 10-K, and quarterly reports on Form 10-Q.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports and other electronic information regarding NEF Enterprises and filed with the SEC at http://www.sec.gov.

DESCRIPTION OF PROPERTY

NEF Enterprises’ principal business and corporate address is 13809 SW 21st Terrace, Miami, FL 33175; the telephone number is 305-487-3717.  The space is being provided by management on a rent free basis.  We have no intention of finding, in the near future, another office space to rent during the development stage of the company.

NEF Enterprises does not currently have any investments or interests in any real estate, nor do we have investments or an interest in any real estate mortgages or securities of persons engaged in real estate activities.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock.  Following completion of this Offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

Of the 3,637,500 shares of common stock outstanding as of January 15, 2013, 2,600,000 were owned by Messrs. Ellerbeck and Estevez and may only be resold in compliance with Rule 144 of the Securities Act of 1933.

Holders of Our Common Stock

As of the date of this Prospectus statement, we have seventeen (17) stockholders.

Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Dividends

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future.  The Company’s Board of Directors currently plans to retain earnings for the development and expansion of the Company’s business.  Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

Rule 144 Shares

2,600,000 of the 3,637,500 presently outstanding shares of common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a six month holding period for such restricted securities may sell, within any three month period, provided the Company is current in its reporting obligations under the Exchange Act. Officers, directors and affiliates are subject to certain manner of resale provisions, including an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale.  Our officers and directors own 2,600,000 restricted shares, or 71% of the outstanding common stock.  When these shares become available for resale, the sale of these shares by these individuals, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company’s common stock in any market that might develop.

As of the date of this Prospectus, no shares of our common stock are available for sale under Rule 144.

Reports

Following the effective date of this Registration Statement we will be subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

Transfer Agent

As at this date we have not engaged a stock transfer agent for our securities.

FINANCIAL STATEMENTS AND SELECTED FINANCIAL DATA

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	Three Months Ended November 30, 2012	Three Months Ended November 30, 2011	Six Months Ended November 30, 2012	From Inception (July 11, 2011) to November 30, 2011	From Inception (July 11, 2011) to May 31, 2012	From Inception (July 11, 2011) to November 30, 2012

Total revenue	$20,950	$7,395	$29,919	$9,145	$21,851	$51,770
Total operating expenses	$9,420	$6,419	$20,719	$9,174	$26,591	$47,310
Operating income (loss)	$11,530	$976	$9,200	$(29)	$-	$4,460
Net income (loss)	$7,610	$976	$7,684	$(29)	$(4,740)	$2,944
Net loss per common share: Basic and Diluted	$0.00	$0.00	$0.00	$(0.00)	$(0.03)
Weighted average number of common shares outstanding: Basic and diluted	2,632,967	200,000	2,616,393	195,804	182,561

	Six Months Ended November 30, 2012	From Inception July 11, 2011 to November 30, 2011	From Inception (July 11, 2011) to May 31, 2012	From Inception (July 11, 2011) to November 30, 2012
Cash used by investing activities	$-	$(1,215)	$(1,215)	$(1,215)
Cash raised by financing activities	$5,000	$6,794	$13,000	$18,000
Cash provided by (used in) operating activities	$6,636	$(2,608)	$(11,015)	$(4,380)
Cash and cash equivalents on hand	$12,405	$2,971	$769	$12,405

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Prospectus includes a number of forward-looking statements that reflect our current views regarding the future events and financial performance of NEF Enterprises, Inc.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•         have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•         comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•         submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•         disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Results of Operations

We have generated revenues of $51,770 since inception and have incurred $47,310 in operating expenses through November 30, 2012.

The following table provides selected financial data about our company for the period ended November 30, 2012 and the year ended May 31, 2012.

Balance Sheet Data:	November 30, 2012	May 31, 2012
Cash	$12,405	$769
Property, Plant and Equipment, Net	$675	$878
Total assets	$24,560	$9,008
Total liabilities	$3,616	$748
Stockholders’ equity	$20,944	$8,260

The following summary of our results of operations, for the period ended November 30, 2012, and period from inception (July 11, 2011) to November 30, 2011, should be read in conjunction with our consolidated financial statements, as included at the end of this Prospectus.

	Six Months Ended November 30, 2012	July 11, 2011 (Date of inception) through November 30, 2011
Sales	$29,919	$9,145
Operating Expenses
Selling, general and administrative	15,023	7,515
Depreciation and amortization	203	135
Professional fees	5,493	1,524
Total Operating expenses	20,719	9,174
Operating income (loss)	9,200	(29)
Provision for income tax	1,516	-
Net Income (Loss)	$7,684	$(29)

Revenue

We earned revenues of $29,919 for the six months ended November 30, 2012 compared to revenues of $9,145 for the period ended November 30, 2011.  Revenue commenced in August 2011and therefore the increase in 2012 is due to a full six months of operation as well as an increased customer base.

Expenses

Expenses for the 6 months ended November 30, 2012, increased as compared to the period in 2011 primarily as a result of a full six months of operations and the increased revenues.  Our professional fees increased $3,969, or 360.43% due to the audit for the registration statement.

Plan of Operation

All statements contained in this Prospectus, other than statements of historical facts, that address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the word “believe,” “anticipate,” “expect” and word of similar import.  These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected.  The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance and that actual results may differ materially from those in the forward-looking statements.  Such risks and uncertainties include, without limitation: established competitors who have substantially greater financial resources and operating histories, regulatory delays or denials, ability to compete as a start-up company in a highly competitive market, and access to sources of capital.

The following discussion and analysis should be read in conjunction with our financial statements and notes thereto included elsewhere in this Prospectus.  Except for the historical information contained herein, the discussion in this Prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions.  The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus.  The Company's actual results could differ materially from those discussed here.

Our auditors have issued a going concern opinion.  This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital and/or generate sufficient revenues to pay for our expenses.  Accordingly, we are attempting to raise sufficient capital from sources.  Our only other source for cash at this time is investments by others and our revenues.  We must raise cash or increase our revenues to stay in business.  In response to these problems, management intends to raise additional funds through public or private placement offerings.  At this time, however, the Company does not have plans or intentions to raise additional funds by way of the sale of additional securities, other than pursuant to this Offering.

NEF Enterprises is a development stage company that has active operations, limited revenue, limited financial backing and limited assets.  We are an SEC EDGAR and XBRL filing agent.  Our plan is to further develop and grow our operations.

During the next year of operations, the 12-month period from the date of this report, we will concentrate on finding the required investment capital, apply to get its common stock listed on an Over-the-Counter Bulletin Board, and rebrand our subsidiary due to the name change to PubCo Reporting Services, Inc.  We will do the rebranding by creating a new www.PubCoReporting.com website and social media links as well as create a new blog.  We will also create and develop our www.nefenterprises.com website for our corporate information.

Following completion of our Offering, we will continue development of our rebranding of our subsidiary from New Era Filing Services, Inc. to PubCo Reporting Services, Inc.  The content of the website will utilize SEO (Search Engine Optimization) to deliver our message to potential customers about our Company and our services as an SEC EDGAR and XBRL filing agent.   We will set aside a budget for targeted google adwords as well as set up the following social media profiles:

•         Facebook

•         Twitter

•         LinkedIn

•         Youtube

•         Pinterest

We expect the below rebranded websites to be completed and finalized 30 to 60 days after completion of our offering:

•         www.PubCoReporing.com

•         www.newerafiling.com

•         www.nefenterprises.com

Concurrently, we will also explore taking out advertisements in key trade magazines or other industry related websites.  We will focus our marketing on smaller reporting companies and auditors and lawyers of smaller reporting companies.

In the event that we are unable to raise sufficient funds from our Offering, we will endeavor to proceed with our plan of operations by locating alternative sources of financing.  Although there are no written agreements in place, one form of alternative financing that may be available to us is self-financing through contributions from the officers and directors.  While the officers and directors have generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments, or specific understandings, either verbally or in writing, between the officers and directors and NEF Enterprises.

During the next year of operations, our officers and directors will also provide their labor at no charge.  We do not anticipate hiring any staff during the next 12 months of operation, and will rely on the services of our outside contractors to provide and deliver our services.

If we become a public entity, subject to the reporting requirements of the Securities Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements.  We estimate that these accounting, legal and other professional costs would be a minimum of $12,000 in the next year and will be higher, in the following years, if our business volume and activity increases. Increased business activity could greatly increase our professional fees for reporting requirements, and this could have a significant impact on future operating costs.  The difference between having the ability to sustain our cash flow requirements over the next twelve months and the need for additional outside funding will be dependent upon whether we can sustain and/or increase our sales revenue.

If we do not raise sufficient funds to proceed with the implementation of our business plan, we may have to find alternative sources of funds, like a second public offering, a private placement of securities, or loans from our officers or third parties (such as banks or other institutional lenders).  Equity financing could result in additional dilution to then existing shareholders. If we are unable to meet our needs for cash from either the money that we raise from our Offering, or possible alternative sources, then we may be unable to continue to maintain, develop or expand our operations.

We have no plans to undertake any product research and development during the next 12 months.

Description of Expenditures

The following chart details our budget for expenditures for the twelve month period.  It is based on the assumption that we will raise the entire $60,000 (100%), $30,000 (50%), or $15,000 (25%) of the funds that we seek from our Offering.

Expenditure Item**	100%	50%	25%
Professional Fees	$ 12,000	$ 12,000	$ 12,000
Website	5,000	5,000	3,000
Advertising & Marketing	13,500	8,000	-
Training	5,000	5,000	-
Working Capital	24,500	-	-
Total	$ 60,000	$ 30,000	$ 15,000

There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

**The above expenditures are defined as follows:

Professional Fees: Pertains to legal services and accounting fees that will be incurred by the company.

Website: Pertains to the payments that will be made to the development and rebranding of our new corporate website www.nefenterprises.com and our subsidiary website www.PubCoReporting.com ..

Advertising & Marketing: Pertains to the cost of advertising and marketing our EDAGR and XBRL services and rebranding of our Company name from New Era Filing Services, Inc. to PubCo Reporting Services, Inc.

Training: Pertains to the continued training of the software for EDGAR and XBRL and further training in regard to XBRL taxonomies.

Working Capital: Pertains to the funds allocated to general working capital.

There is no assurance that we will be able to raise the entire $60,000 with this Offering.  Therefore, the following details how we will use the proceeds if we raise only 50% or 25% of this Offering:

If only 50% of this Offering is sold, NEF Enterprises estimates that this would provide sufficient capital to commence development of our new website, but we would only be able to spend $5,000 on advertising and marketing our new brand.  Under this scenario, we estimate that we would be able to continue to generate enough revenues to sustain our business.  Should we be unable to generate sufficient revenues to sustain our business, we will have to find other sources of financing.

If only 25% of the offering is sold, we would still incur expected professional (legal and accounting) fees of $12,000, which will have to be paid to maintain reporting status during the next 12 months.  We will also allocate $3,000 to development of our new website www.PubCoReporting.com.  Based on raising only 25% or $15,000, we will not be able to allocate any funds to advertising and marketing.  This would seriously hinder the development of our business and our ability to grow our revenues.

If we do not raise or generate through revenues sufficient funds to cover professional fees, estimated to be $12,000 for the next 12 months, we would not be able to remain reporting with the SEC, and therefore we would not be able to obtain an OTCBB quotation.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us on which to base an evaluation of our performance.  We are a development stage company and generated limited revenues from operations.  We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in our rebranding efforts, and possible cost overruns due to the price and cost increases in supplies and services.

At present, we only have enough cash on hand to cover the completion of our Offering.

While the officers and directors have generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments, or specific understandings, either verbally or in writing, between the officers and directors and NEF Enterprises.  During the next year of operations, our officers and directors will also provide their labor at no charge.

If we are unable to meet our needs for cash from either our revenues, or the money that we raise from our Offering, or possible alternative sources, then we may be unable to continue, develop, or expand our operations.

We have no plans to undertake any product research and development during the next twelve months.  There are also no plans or expectations to acquire or sell any plant or plant equipment in the next year of operations.

Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money from our Offering.  We cannot guarantee that we will be able to sell all the shares.  If we are successful, the money raised will be applied to the items set forth in this plan of operations.

Our officers have agreed to advance funds as needed until the public offering is completed or failed.  While they have agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

We received our initial funding of $13,000 through the sale of common stock to Christopher Ellerbeck, who purchased 200,000 and 1,400,000 shares of common stock at $0.005 on July 14, 2011 and May 31, 2012 respectively; and, Roldis Estevez, who purchased 1,000,000 shares of common stock on May 31, 2012 at $0.005.  Our financial statements from inception (July 11, 2011) through the period ended November 30, 2012, reported revenues of $51,770 and a net income of $2,944.

Our funds on hand will provide us with the ability to pay for the expenses related to this Offering.  Currently we do not have sufficient capital to fund our business development.  Per the Use of Proceeds section, we are attempting to raise $60,000, from this Offering.  However, if we raise $30,000, we feel this is sufficient to further develop the business for the next 12 months.  If we are only able to raise $15,000, from the Offering, then we feel this will be sufficient for the next 12 months to cover professional fees and minimal business development.  We feel we need to raise at least $12,000 to cover professional fees for the next 12 months.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Application of Critical Accounting Policies

Basis of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, PubCo Reporting Services, Inc. All significant intercompany balances and transactions have been eliminated in these consolidated financial statements.

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).  These audited financial statements include all adjustments that, in the opinion of management, are necessary in order to make the financial statements not misleading.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates. The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

Start-Up Costs

In accordance with ASC 720, “Start-up Costs”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $12,405 and $769 in cash and cash equivalents at November 30, 2012 and May 31, 2012, respectively.

Concentrations of Credit Risks

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Property, Plant and Equipment

Computer equipment is stated at cost, net of accumulated depreciation. Depreciation on computer equipment is computed using the straight-line method over the estimated useful lives of the equipment, generally three years. Depreciation begins in the month of acquisition.

Accounts Receivable

Accounts receivable consist of charges for service provided to customers. An allowance for doubtful accounts is considered to be established for any amounts that may not be recoverable, which is based on an analysis of the Company’s customer credit worthiness, and current economic trends.  Based on management’s review of accounts receivable, no allowance for doubtful accounts was recorded at November 30, 2012 and May 31, 2012.  Receivables are determined to be past due, based on payment terms of original invoices.  The Company does not typically charge interest on past due receivables.

Advertising

The costs of advertising are expensed as incurred.  Advertising expense was $700 and $1,003 for the periods ended November 30, 2012 and 2011, respectively.

Revenue Recognition

The Company recognizes revenue from the sale of services in accordance with ASC 605, “Revenue Recognition.”  Revenue consists of SEC compliance services; focusing on corporate and individual reporting requirements. Sales income is recognized only when all of the following criteria have been met:

i)         Persuasive evidence for an agreement exists;

ii)        Service has been provided;

iii)       The fee is fixed or determinable; and

iv)       Revenue is reasonably assured.

Earnings (Loss) per Share

The Company has adopted ASC 260, “Earnings Per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures, and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued since the last audit of our consolidated financial statements. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s consolidated financial statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable to smaller reporting companies.

DIRECTORS AND EXECUTIVE OFFICERS

Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified.  Each of our officers is appointed by the board of directors (the “Board”) to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office.  The Board has no nominating, audit or compensation committees.

The name, address, age and position of our officers and directors is set forth below:

Name and Address	Age	Position(s)
Christopher Ellerbeck	36	President, Chief Executive Officer (CEO),
13809 SW 21st Terrace		Chief Financial Officer (CFO), Treasurer, and Director
Miami, FL 33175

Roldis Estevez	32	Secretary and Director
13809 SW 21st Terrace
Miami, FL 33175

Christopher Ellerbeck has held the positions of Director since July 13, 2011 and of president, CEO, CFO, treasurer, since July 14, 2011.  He held the position of secretary from July 14, 2011 until June 1, 2012.  Roldis Estevez has held the positions of Director and secretary since June 1, 2012.  The persons named above are expected to hold their offices/positions until the next annual meeting of our stockholders.  The officers and directors set forth herein are our only officers, directors, promoters and control persons, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

Christopher Ellerbeck, the President and Director of the Company, currently devotes up to 20 hours per week to Company matters.  Roldis Estevez, our Secretary, currently devotes up to 8 hours per week to Company matters.  After receiving funding per our business plan Mr. Ellerbeck will continue to devote up 50% of his time (20 hours per week) to manage the affairs of the Company.  Mr. Estevez will continue to devote up to 20% (8 hours per week) of her time to manage the affairs of the Company.

No executive officer or directors of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, directors or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding which is currently pending.

No executive officer or directors of the corporation is the subject of any pending legal proceedings.

Background Information about Our Officers and Directors

Christopher Ellerbeck

For the past 14 years Chris Ellerbeck has been developing award winning websites and intuitive application interfaces. With knowledge spanning from web development to motion graphics, Chris has worked with design and development. Chris has worked for large ad agencies, such as Palmer Jarvis DDB, to boutique web development shops such as Siberra Digital Media Systems. Chris is currently the Director of Content Development for one of Canada's premiere digital signage providers.

Roldis Estevez

From October 2011 to present, Roldis Estevez has been employed as a Server at the London Balans Restaurant in Miami Beach, FL.  From August 2007 to October 2011 Mr. Estevez held various positions and was most recently Manager at Pasha’s restaurant in Miami, FL.

Roldis Estevez obtained his Diploma in Computer Technology from Aguado Rico, in Havana, Cuba in 2003 and a Diploma in Agronomy in Guantanamo, in 1999.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, no present or former directors or executive officer of our company: (1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing; (2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, directors of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws; (4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity; (5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law and the judgment in subsequently reversed, suspended or vacate; (6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

EXECUTIVE COMPENSATION

During the period from inception (July 11, 2011) to the year ended May 31, 2012, no compensation has been accrued by or paid to

(i)                 any individual serving as NEF Enterprises’ principal executive officer or acting in a similar capacity during the period (“PEO”), regardless of compensation level;

(ii)               NEF Enterprises’ two most highly compensated executive officers other than the PEO who (A) served as executive officers at the end of the period and (B) received annual compensation during the last completed fiscal year in excess of $100,000; and

(iii)             up to two additional individuals for whom disclosure would have been provided pursuant to subsection (ii) of this paragraph but for the fact that the individual was not serving as an executive officer of NEF Enterprises at the end of the period.

The following table sets forth for the fiscal year ended May 31, 2012, the compensation awarded to, paid to, or earned by, our officers and directors.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation	Total ($)

Roldis Estevez, Secretary	2012	0	0	0	0	0	0	0	0

Christopher Ellerbeck, President, CEO, CFO, Treasurer	2012	0	0	0	0	0	0	0	0

Currently, none of our officers and/or directors is being compensated for their services during the development stage of our business operations, and have and are not considered to be employees of the Company.

We have not paid any salaries in 2012, and we do not anticipate paying any salaries at any time during the fiscal year ending May 31, 2013.  We will not begin paying salaries until we have adequate funds to do so.

The officers and directors are reimbursed for any out-of-pocket expenses they incur on our behalf.  In addition, in the future, we may approve payment of salaries for our officers and directors, but currently, no such plans have been approved.  We also do not currently have any benefits, such as health insurance, life insurance or any other benefits available to our employees.

We have not issued any stock options or maintained any stock option or other incentive plans since our inception.  We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.  Similarly, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers or any other persons following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of us or a change in a named executive officer’s responsibilities following a change in control.

As of the date hereof, we have not entered into employment contracts with any of our officers and do not intend to enter into any employment contracts until such time as it profitable to do so.  The officers are not considered to be employees.

Compensation of Directors

Our directors have not received any compensation for serving as such, for serving on committees of the Board of Directors or for special assignments.  During the year ended May 31, 2012, there were no other arrangements between us and our directors that resulted in our making payments to our directors for any services provided to us by them as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares.  The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Title of Class	Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Class(3)

Common	Christopher Ellerbeck 13809 SW 21st Terrace Miami, FL 33175	1,600,000	43.99%

Common	Roldis Estevez 13809 SW 21st Terrace Miami, FL 33175	1,000,000	27.49%

Common	Directors and Officers as a Group (2 individuals)	2,600,000	71.48%

(1)   The persons named above may be deemed to be a "parent" and "promoter" of the Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct holdings in the Company.

(2)   Each shareholder owns his or her shares directly.

(3)   Based on 3,637,500 shares issued and outstanding as of January 15, 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Security Ownership of Certain Beneficial Owners and Management

On July 14, 2011, 200,000 shares and on May 31, 2012, 1,400,000 shares of NEF Enterprises’ common stock were issued to Christopher Ellerbeck, an officer and director of the Company, at the price of $0.005 per share (a total of $8,000).  On May 31, 2012, 1,000,000 shares of NEF Enterprises’ common stock were issued to Roldis Estevez, and officer and director of the Company, at a price of $0.005 per share (total of $5,000).

Shareholder loan

From inception of the Company (July 11, 2011) through November 30, 2012, a shareholder loaned the company $5,500 in July 2012 and that loan was paid back in November 2012.  As of November 30, 2012 there were no shareholder loans outstanding.

Messrs. Ellerbeck and Estevez are founders and therefore may be considered promoters, as that term is defined in Rule 405 of Regulation C.

Directors Independence

Our Board of Directors has determined that it does not have a member that is “independent” as the term is used in Item 7(d) (3) (iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

MATERIAL CHANGES

None.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

None.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to the Company’s Articles of Incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or directors is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or directors is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

FINANCIAL STATEMENTS

The following financial statements are included herewith:

•        Unaudited Interim Financial Statements for the period from inception (July 11, 2011) to November 30, 2012

•        Audited Financial Statements for the period from Inception (July 11, 2011) to the period ended May 31, 2012

NEF Enterprises, Inc.

(A Development Stage Company)

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION ON JULY 11, 2011 TO NOVEMBER 30, 2012

NEF Enterprises, Inc.

(A Development Stage Company)

Consolidated Balance Sheets

	November 30, 2012	May 31, 2012
ASSETS	(Unaudited)
Current Assets
Cash	$12,405	$769
Deposits and prepaid expenses	374	2,013
Accounts receivable, net	11,106	5,348
Total Current Assets	23,885	8,130
Long-Term Assets
Property, Plant and Equipment, net of accumulated depreciation of $540 and $337, respectively	675	878

Total Assets	$24,560	$9,008

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities
Current Liabilities
Accounts payable and accrued liabilities	$2,100	$123
Income taxes payable	1,516	-
Deferred revenue	-	625
Total Current Liabilities	3,616	748

Total Liabilities	3,616	748

Stockholders’ Equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; 0 shares issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized; 2,850,000 and 2,600,000 shares issued and outstanding, respectively	2,850	2,600
Additional paid-in capital	15,150	10,400
Retained earnings (deficit) accumulated during the development stage	2,944	(4,740)
Total Stockholders’ Equity	20,944	8,260

Total Liabilities and Stockholders’ Equity	$24,560	$9,008

The notes are an integral part of these consolidated financial statements.

NEF Enterprises, Inc.

(A Development Stage Company)

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended November 30,		Six Months Ended November 30,	For the Period from Inception (July 11, 2011) to November 30,	Cumulative from Inception (July 11, 2011) to November 30,
	2012	2011	2012	2011	2012

Revenue	$20,950	$7,395	$29,919	$9,145	$51,770

Operating Expenses:

Selling, general and administrative

	8,976	6,044	15,023	7,515	39,594

Depreciation and amortization

	101	101	203	135	540

Professional fees

	343	274	5,493	1,524	7,176
Total operating expenses	9,420	6,419	20,719	9,174	47,310

Operating income (loss)	11,530	976	9,200	(29)	4,460
Provision for income taxes	(3,920)	-	(1,516)	-	(1,516)
Net income (loss)	$7,610	$976	$7,684	$(29)	$2,944

Basic and Diluted Income (Loss) per Common Share

	$0.00	$0.00	$0.00	$(0.00)

Basic and Diluted Weighted Average Number Of Common Shares Outstanding

	2,632,967	200,000	2,616,393	195,804

The notes are an integral part of these consolidated financial statements.

NEF Enterprises, Inc.

Consolidated Statement of Stockholders’ Equity

For the Period from Inception (July 11, 2011) to November 30, 2012

	Common Shares		Additional Paid-In	Retained Earnings (Deficit) Accumulated During the Development	Total Stockholders’
	Shares	Amount	Capital	Stage	Equity

Balance- July 11, 2011 (Inception)	-	$-	$-	$-	$-

Common shares issued for cash at $0.005 per share	2,600,000	2,600	10,400	-	13,000
Loss for the period	-	-	-	(4,740)	(4,740)

Balance – May 31, 2012	2,600,000	2,600	10,400	(4,740)	8,260
Common shares issued for cash at $0.02 per share	250,000	250	4,750	-	5,000
Income for the period (Unaudited)	-	-	-	7,684	7,684
Balance – November 30, 2012 (Unaudited)	2,850,000	$2,850	$15,150	$2,944	$20,944

The notes are an integral part of these consolidated financial statements.

NEF Enterprises, Inc.

(A Development Stage Company)

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Six Months Ended November 30,	For the Period From Inception (July 11, 2011) to November 30,	For the Period From Inception (July 11, 2011) to November 30
	2012	2011	2012
Cash Flows from Operating Activities:
Net income (loss)	$7,684	$(29)	$2,944
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	203	135	540
Changes in assets and liabilities:
Accounts receivable	(5,758)	275	(11,106)
Deposits and prepaid expenses	1,639	(4,889)	(374)
Accounts payable and accrued expenses	1,977	1,900	2,100
Income taxes payable	1,516	-	1,516
Deferred revenue	(625)	-	-
Net cash provided by (used by) operating activities	6,636	(2,608)	(4,380)

Cash Flows from Investing Activities:
Purchase of property and equipment	-	(1,215)	(1,215)
Net cash used by investing activities	-	(1,215)	(1,215)

Cash Flows from Financing Activities:
Proceed from related parties	-	5,794	5,794
Payments to related parties	-	-	(5,794)
Proceeds from issuance of common stock	5,000	1,000	18,000
Net cash provided by financing activities	5,000	6,794	18,000

Net increase in cash	11,636	2,971	12,405

Cash at beginning of period	769	-	-

Cash end of period	$12,405	$2,971	$12,405

Supplemental Cash Flow Disclosure:

Interest paid	$-	$-	$-
Taxes paid	$-	$-	$-

The notes are an integral part of these consolidated financial statements

NEF Enterprises, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements

November 30, 2012

(Unaudited)

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Organization and Business Activity

NEF Enterprises, Inc. (the “Company”) was incorporated in the State of Nevada on July 11, 2011.  The Company was originally incorporated as New Era Filing Services Inc and changed its name to NEF Enterprises, Inc. on October 4, 2011.  The Company incorporated a wholly-owned subsidiary, PubCo Reporting Services, Inc., formerly known as New Era Filing Services, Inc. in Florida on September 28, 2011.

The Company is a development stage company that offers Securities Exchange Commission (“SEC”) compliance filing services, through its wholly-owned subsidiary.  Our clients are companies and individuals with SEC reporting requirements.

Development Stage Company

The Company is considered to be in the development stage as defined in ASC 915 “Development Stage Entities.”  The Company is devoting substantially all of its efforts to development of business plans.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, PubCo Reporting Services, Inc. All significant intercompany balances and transactions have been eliminated in these consolidated financial statements.

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).  These audited financial statements include all adjustments that, in the opinion of management, are necessary in order to make the financial statements not misleading.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates. The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

Start-Up Costs

In accordance with ASC 720, “Start-up Costs”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $12,405 and $769 in cash and cash equivalents at November 30, 2012 and May 31, 2012, respectively.

Concentrations of Credit Risks

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Property, Plant and Equipment

Computer equipment is stated at cost, net of accumulated depreciation. Depreciation on computer equipment is computed using the straight-line method over the estimated useful lives of the equipment, generally three years. Depreciation begins in the month of acquisition.

Accounts Receivable

Accounts receivable consist of charges for service provided to customers. An allowance for doubtful accounts is considered to be established for any amounts that may not be recoverable, which is based on an analysis of the Company’s customer credit worthiness, and current economic trends.  Based on management’s review of accounts receivable, no allowance for doubtful accounts was recorded at November 30, 2012 and May 31, 2012.   Receivables are determined to be past due, based on payment terms of original invoices.  The Company does not typically charge interest on past due receivables.

Advertising

The costs of advertising are expensed as incurred.  Advertising expense was $700 and $1,003 for the periods ended November 30, 2012 and 2011, respectively.

Revenue Recognition

The Company recognizes revenue from the sale of services in accordance with ASC 605, “Revenue Recognition.”  Revenue consists of SEC compliance services; focusing on corporate and individual reporting requirements. Sales income is recognized only when all of the following criteria have been met:

i)         Persuasive evidence for an agreement exists;

ii)        Service has been provided;

iii)       The fee is fixed or determinable; and

iv)       Revenue is reasonably assured.

Earnings (Loss) per Share

The Company has adopted ASC 260, “Earnings Per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures, and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued since the last audit of our consolidated financial statements. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s consolidated financial statements.

NOTE 3 - GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company had net income of $9,200 and provided cash in operating activities of $6,636 for the period ended November 30, 2012.  The Company had working capital, stockholders’ equity, and accumulated deficit of $21,785, $22,460 and $4,460, respectively, at November 30, 2012.  These factors raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.  The Company’s continuation as a going concern is dependent upon its ability to generate revenues and its ability to continue receiving capital from third parties.  No assurance can be given that the Company will be successful in these efforts.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following:

	November 30, 2012	May 31, 2012

Computer equipment	$1,215	$1,215

Less: accumulated depreciation	(540)	(337)
Computer equipment, net	$675	$878

Depreciation expense was $203 and $337 for the period ended November 30, 2012 and May 31, 2012, respectively.

NOTE 5 - INCOME TAXES

The Company provides for income taxes under FASB Accounting Standards Codification™ ("ASC"), Accounting for Income Taxes. FASB Accounting Standards Codification™ ("ASC") requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse.  FASB Accounting Standards Codification™ ("ASC") requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 34% to the net loss before provision for income taxes for the following reasons:

	November 30, 2012		May 31, 2012
Income tax expense at statutory rate	$3,128		$(1,612))
Change in valuation allowance	(1,612)		1,612
Income tax expense per books	$1,516	$	-)

Net deferred tax liabilities consist of the following components as of:

	November 30, 2012	May 31, 2012
NOL (Income) carryover	$(3,128)	$1,612
Valuation allowance	1,612	(1,612)
Net deferred tax liability	$(1,516)	$-

NOTE 6 – SHAREHOLDER’S EQUITY

Authorized Stock

The Company has authorized 100,000,000 common shares and 10,000,000 preferred shares, both with a par value of $0.001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Common Share Issuances

Since inception (July 11, 2011) to November 30, 2012, the company has issued a total of 2,850,000 common shares for $18,000 cash, as follows:

•         On July 14, 2011, the Company issued 200,000 shares to an officer and director for $1,000 cash.

•         On May 31, 2012, the Company issued 2,400,000 shares to officers and directors for $12,000 cash.

•         On November 19, 2012, the Company issued 250,000 shares to unaffiliated investors for $5,000 cash.

Preferred Share Issuances

There were no preferred shares issued from inception (July 11, 2011) to the period ended November 30, 2012.

NOTE 7 – SUBSEQUENT EVENTS

In December 2012 and January 2013, the Company issued 787,500 common shares at $0.02 per share, resulting in total cash proceeds of $15,750, being $788 for par value shares and $14,962 for capital in excess of par value to unaffiliated investors.

The Company has evaluated subsequent events for potential disclosure or recognition to the date of the consolidated financial statements and believes there are no additional material subsequent events to report.

NEF Enterprises, Inc.

(A Development Stage Company)

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION ON JULY 11, 2011 TO MAY 31, 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

NEF Enterprises, Inc.

(A Development Stage Company)

We have audited the accompanying consolidated balance sheets of NEF Enterprises, Inc. (A Development Stage Company) as of May 31, 2012, and the related statements of operations, stockholders’ equity and cash flows for the period from July 11, 2011 (inception) through May 31, 2012. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NEF Enterprises, Inc. (A Development Stage Company) as of May 31, 2012, and the related statements of operations, stockholders’ equity and cash flows for the period from July 11, 2011 (inception) through May 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has not yet established an ongoing source of revenue sufficient to cover its operating costs which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler, Gibb & Associates

Farmington, UT

July 23, 2012

NEF Enterprises, Inc.

(A Development Stage Company)

Consolidated Balance Sheet

May 31, 2012
ASSETS
Current Assets
Cash	$769
Deposits and prepaid expenses	2,013
Accounts receivable, net	5,348
Total Current Assets	8,130
Long-Term Assets
Property, Plant and Equipment, net of accumulated depreciation of $338	878
Total Long-Term Assets	878

Total Assets	$9,008

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities
Current Liabilities
Accounts payable and accrued liabilities	$123
Deferred revenue	625
Total Current Liabilities	748

Total Liabilities	748

Stockholders’ Equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; 0 shares issued and outstanding	-
Common stock, $0.001 par value, 100,000,000 shares authorized; 2,600,000 shares issued and outstanding	2,600
Additional paid-in capital	10,400
Deficit accumulated during the development stage	(4,740)
Total Stockholders’ Equity	8,260

Total Liabilities and Stockholders’ Equity	$9,008

The notes are an integral part of these consolidated financial statements

NEF Enterprises, Inc.

(A Development Stage Company)

Consolidated Statement of Operations

For the Period from Inception (July 11, 2011) to May 31, 2012

Revenue	$21,851

Operating Expenses:

General and administrative

24,582

Depreciation and amortization

338

Professional fees

1,671
Total operating expenses	26,591

Net loss	$(4,740)

Basic and Diluted Loss per Common Share

$(0.03)

Basic and Diluted Weighted Average Number Of Common Shares Outstanding

182,561

The notes are an integral part of these consolidated financial statements.

NEF Enterprises, Inc.

(A Development Stage Company)

Consolidated Statement of Stockholders’ Equity

For the Period from Inception (July 11, 2011) to May 31, 2012

	Common Shares		Additional Paid-In	Deficit Accumulated During the Development	Total Stockholders’
	Shares	Amount	Capital	Stage	Equity

Balance- July 11, 2011 (Inception)	-	$-	$-	$-	$-

Common shares issued for cash at $0.005 per share	2,600,000	2,600	10,400	-	13,000
Loss for the period	-	-	-	(4,740)	(4,740)

Balance – May 31, 2012	2,600,000	$2,600	$10,400	$(4,740)	$8,260

The notes are an integral part of these consolidated financial statements.

NEF Enterprises, Inc.

(A Development Stage Company)

Consolidated Statements of Cash Flows

For the Period From Inception (July 11, 2011) to May 31, 2012

Cash Flows from Operating Activities:
Net loss	$(4,740)
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	338
Changes in assets and liabilities:
Accounts receivable	(5,348)
Deposits and prepaid expenses	(2,013)
Accounts payable and accrued expenses	123
Deferred revenue	625
Net cash Used by Operating Activities	(11,015)

Cash Flows from Investing Activities:
Purchase of property and equipment	(1,216)
Net cash Used by Investing Activities	(1,216)

Cash Flows from Financing Activities:
Proceeds from issuance of common stock	13,000
Net cash provided by Financing Activities	13,000

Net increase in cash	769

Cash at beginning of period	-

Cash end of period	$769

Supplemental Cash Flow Disclosure:

Interest paid	$-
Taxes paid	$-

The notes are an integral part of these consolidated financial statements

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Organization and Business Activity

NEF Enterprises, Inc. (the “Company”) was incorporated in the State of Nevada on July 11, 2011.  The Company was originally incorporated as New Era Filing Services Inc and changed its name to NEF Enterprises, Inc. on October 4, 2011.  The Company incorporated a wholly-owned subsidiary, New Era Filings Services, Inc., in Florida on September 28, 2011.

The Company is a development stage company that offers Securities Exchange Commission (“SEC”) compliance filing services, through its wholly-owned subsidiary.  Our clients are companies and individuals with SEC reporting requirements.

Development Stage Company

The Company is considered to be in the development stage as defined in ASC 915 “Development Stage Entities.”  The Company is devoting substantially all of its efforts to development of business plans.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, New Era Filing Services, Inc. All significant intercompany balances and transactions have been eliminated in these consolidated financial statements.

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).  These audited financial statements include all adjustments that, in the opinion of management, are necessary in order to make the financial statements not misleading.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates. The Company’s periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

Start-Up Costs

In accordance with ASC 720, “Start-up Costs”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $769 in cash and cash equivalents at May 31, 2012.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentrations of Credit Risks

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Property, Plant and Equipment

Computer equipment is stated at cost, net of accumulated depreciation. Depreciation on computer equipment is computed using the straight-line method over the estimated useful lives of the equipment, generally three years. Depreciation begins in the month of acquisition.

Accounts Receivable

Accounts receivable consist of charges for service provided to customers. An allowance for doubtful accounts is considered to be established for any amounts that may not be recoverable, which is based on an analysis of the Company’s customer credit worthiness, and current economic trends.  Based on management’s review of accounts receivable, no allowance for doubtful accounts was considered necessary.   Receivables are determined to be past due, based on payment terms of original invoices.  The Company does not typically charge interest on past due receivables.

Sales and Advertising

The costs of sales and advertising are expensed as incurred.  Sales and advertising expense was $1,003 for the period ended May 31, 2012.

Revenue Recognition

The Company recognizes revenue from the sale of services in accordance with ASC 605, “Revenue Recognition.”  Revenue consists of SEC compliance services; focusing on corporate and individual reporting requirements. Sales income is recognized only when all of the following criteria have been met:

i)         Persuasive evidence for an agreement exists;

ii)        Service has been provided;

iii)       The fee is fixed or determinable; and

iv)       Revenue is reasonably assured.

Earnings (Loss) per Share

The Company has adopted ASC 260, “Earnings Per Share,” (“EPS”) which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures, and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.  In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued since the last audit of our consolidated financial statements. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s consolidated financial statements.

NOTE 3 - GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company sustained net losses of $4,740 and used cash in operating activities of $11,015 for the period ended May 31, 2012.  The Company had working capital, stockholders’ equity, and accumulated deficit of $7,382, $8,260 and $4,740, respectively, at May 31, 2012.  These factors raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.  The Company’s continuation as a going concern is dependent upon its ability to generate revenues and its ability to continue receiving capital from third parties.  No assurance can be given that the Company will be successful in these efforts.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following:

May 31, 2012

Computer equipment	$1,216

Less: accumulated depreciation	(338)
Computer equipment, net	$878

Depreciation expense was $338 for the period ended May 31, 2012.

NOTE 5 - INCOME TAXES

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes. Deferred taxes are provided in the financial statements under ASC 718-740-20 to give effect to the resulting temporary differences which may arise from differences in the bases of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years.

Development stage deferred tax assets arising as a result of net operating loss carryforwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods. Operating loss carryforwards generated during the period from July 11, 2011 (date of inception) through May 31, 2012 of $4,740 will begin to expire in 2032. Accordingly, deferred tax assets of approximately $1,600 (assuming an effective Federal maximum statutory rate of 34%) were offset by the valuation allowance that increased by approximately $1,600 during the period ended May 31, 2012.

The Company follows the provisions of uncertain tax positions as addressed in FASC 740-10-65-1. The Company recognized approximately no increase in the liability for unrecognized tax benefits.

The Company has no tax position at May 31, 2012 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the periods presented. The Company had no accruals for interest and penalties at May 31, 2012. The Company’s utilization of any net operating loss carry forward may be unlikely as a result of its intended exploration stage activities.  All tax years from inception are open for examination.

NOTE 5 - INCOME TAXES (CONTINUED)

May 31, 2012
Income tax expense at statutory rate	$ (1,612))
Change in valuation allowance	1,612
Income tax expense per books	$ -)

Net deferred tax assets consist of the following components as of:

May 31, 2012
NOL carryover	$ 1,612
Valuation allowance	(1,612)
Net deferred tax asset	$ -)

NOTE 6 – SHAREHOLDER’S EQUITY

Authorized Stock

The Company has authorized 100,000,000 common shares and 10,000,000 preferred shares, both with a par value of $0.001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Common Share Issuances

Since inception (July 11, 2011), the company has issued a total of 2,600,000 common shares for $13,000 cash, as follows:

•         On July 14, 2011, the Company issued 200,000 shares to an officer and director for $1,000 cash.

•         On May 31, 2012, the Company issued 1,400,000 shares to an officer and director and 1,000,000 shares to a related party for $7,000 cash and $5,000 cash, respectively

Preferred Share Issuances

There were no preferred shares issued from inception (July 11, 2011) to the period ended May 31, 2012.

NOTE 7 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events for potential disclosure or recognition to the date of the consolidated financial statements and believes all subsequent events are properly disclosed

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses incurred or (expected) relating to this Prospectus and distribution is as follows:

Legal and SEC filing fees	$7,500
Accounting	3,500
Transfer Agent fees	1,200
Printing of Prospectus	300
Miscellaneous	500

TOTAL	$13,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest.  In certain cases, we may advance expenses incurred in defending any such proceeding.  To the extent that the officer or directors is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees.  With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or directors is judged liable, only by a court order.  The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

In regards to indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception.  No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On July 14, 2011, 200,000 shares of common stock and on May 31, 2012, 1,400,000 shares of common stock were issued to Mr. Ellerbeck for cash at $0.005 per share for a total of $8,000.  The Company issued 1,000,000 shares of common stock to Mr. Estevez on May 31, 2012, for cash at $0.005 per share for a total of $5,000.

These securities were issued in reliance upon the exemption contained in Section 4(2) of Securities Act of 1933.  These securities were issued to the founders of the Company and bear a restrictive legend.  No written agreement was entered into regarding the sale of stock to the Company’s founders.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are included with this registration statement filing:

Exhibit No.	Description
3.1	Articles of Incorporation
3.2	Bylaws
5	Opinion re: Legality
23.1	Consent of Independent Auditors
23.2	Consent of Counsel (See Exhibit 5)
99.1	Subscription Agreement

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a) (3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.          Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Sec. 230-424);

ii.                  Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;

iii.        The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

v.         This prospectus shall be deemed to be part of and included in this Registration Statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a directors, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such directors, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Miami, Florida, on February 5, 2013.

 NEF ENTERPRISES, INC., Registrant

/s/ Christopher Ellerbeck

Christopher Ellerbeck

President (Principal Executive

Officer), Chief Financial Officer

(Principal Accounting Officer),

Treasurer, and Member of the Board of Directors

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated:

/s/ Christopher Ellerbeck	Date: February 5, 2013
Christopher Ellerbeck
President (principal executive officer), Chief Financial Officer (principal accounting officer), Treasurer and Member of the Board of Directors

/s/ Roldis Estevez	Date: February 5, 2013
Roldis Estevez
Secretary and Member of the Board of Directors